Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Paul B. Susie
Chief Financial Officer &
Executive Vice President
Email: psusie@severnbank.com
Phone: 410.260.2000

Severn Bancorp, Inc. Announces Third Quarter Earnings

Annapolis, MD (October 29, 2018) – Severn Bancorp, Inc., (Nasdaq: SVBI) parent company of Severn Bank, today announced net income of $2.2 million for the three months ending September 30, 2018 versus $1.3 million for the same quarter in 2017. This is an increase of 72% year over year for the period. On a diluted per share basis, earnings were $0.17 versus $0.10 for the quarters ended September 30, 2018 and 2017, respectively. Net income for the nine months ended September 30, 2018 was $6.0 million, an 89% increase over net income of $3.2 million for the same nine month period in 2017.

“We are pleased to report continued growth in earnings,” stated Alan J. Hyatt, President and Chief Executive Officer.  Mr. Hyatt continued, “We have seen growth in our net interest income as well as our fee based income streams. We paid dividends the past three quarters and hope to continue that trend. We remain focused on continuous improvement in our operations, exploring new products and markets, and enhancing long term shareholder value.”

Net interest income increased 16% during the third quarter of 2018. Net interest income was $7.3 million during the third quarter of 2018 versus $6.3 million during the third quarter of 2017. Net interest margin improved to 3.65% for the three months ending September 30, 2018 from 3.38% for the same period in 2017. Net interest income increased to $21.3 million for the first nine months of 2018 from $17.9 million for the same time frame in 2017.

Non-interest income increased 68% during the quarter ended September 30, 2018. Non-interest income was $2.3 million for the three months ended September 30, 2018, up from $1.4 million as of September 30, 2017. For the nine months ended September 30, 2018, non-interest income was $6.4 million. This represents a 70% increase over the $3.8 million reported for the third quarter of 2017. Severn Bank experienced a significant increase in mortgage banking revenue of 122% in the third quarter of 2018 versus the third quarter of 2017. Year to date mortgage banking revenue saw an increase of 71% for the first nine months of 2018 versus 2017. The company also saw significant increases in fees on deposit accounts, which is included in other non-interest income.

Non-interest expenses were $7.0 million for the three months ended September 30, 2018 versus $5.5 million for the same period in 2017. For the nine months ended September 30, 2018, non-interest expenses were $19.7 million, which is an increase of 16% over the same period in 2017. The increase is primarily due to higher commissions paid to mortgage loan officers as a result of increased production.

About Severn Bank: Founded in 1946, Severn is a full-service community bank offering a wide array of personal and commercial banking products as well as residential and commercial mortgage lending. It has assets of $889 million and six branches located in Annapolis, Edgewater, Severna Park, Lothian/Wayson’s Corner and Glen Burnie, Maryland. The bank specializes in exceptional customer service and holds itself and its employees to a high standard of community contribution. Severn is on the Web at www.severnbank.com.

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Forward Looking Statements
In addition to the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties that may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements contained herein include, but are not limited to, those with respect to management’s determination of the amount of loan loss reserve and statements about the economy. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. Severn’s operations and actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences include, but are not limited to, changes in the economy and interest rates both in the nation and in Severn’s general market area, federal and state regulation, competition and other factors detailed from time to time in Severn’s filings with the Securities and Exchange Commission (the “SEC”), including “Item 1A. Risk Factors” contained in Severn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Quarterly income statement results:	Three Months Ended September 30,
	2018	2017	$ Change	% Change

Interest Income

Interest on loans	$8,844	$7,742	$1,102	14.23%
Interest on securities	293	330	(37)	-11.21%
Other interest income	423	167	256	153.29%

Total interest income	9,560	8,239	1,321	16.03%

Interest Expense

Interest on deposits	1,531	1,011	520	51.43%
Interest on long term borrowings	684	897	(213)	-23.75%

Total interest expense	2,215	1,908	307	16.09%

Net interest income	7,345	6,331	1,014	16.02%

Provision for (reversal of) loan losses	(300)	0	(300)	100.00%

Net interest income after provision for (reversal of) loan losses	7,645	6,331	1,314	20.76%

Non-interest Income

Mortgage-banking revenue	740	334	406	121.56%
Real Estate Commissions	408	311	97	31.19%
Real Estate Management Income	157	197	(40)	-20.30%
Other non-interest income	1,039	557	482	86.54%

Net non-interest income	2,344	1,399	945	67.55%

Net interest income plus non-interest income after provision for (reversal of) loan losses	9,989	7,730	2,259	29.22%

Non-Interest Expenses

Compensation and related expenses	4,661	3,288	1,373	41.76%
Net Occupancy & Depreciation	416	354	62	17.51%
Net Costs of Foreclosed Real Estate	7	126	(119)	-94.44%
Other non-interest expense	1,956	1,753	203	11.58%

Total non-interest expenses	7,040	5,521	1,519	27.51%

Income before income tax provision	2,949	2,209	740	33.50%

Income tax provision	784	950	(166)	-17.47%

Net income	$2,165	$1,259	$906	71.96%
Net income available to common shareholders	$2,165	$1,189	$976	82.09%

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Year-to-Date income statement results:	Nine Months Ended September 30,
	2018	2017	$ Change	% Change

Interest Income

Interest on loans	$25,731	$22,267	$3,464	15.56%
Interest on securities	920	927	(7)	-0.76%
Other interest income	787	498	289	58.03%

Total interest income	27,438	23,692	3,746	15.81%

Interest Expense

Interest on deposits	3,938	2,924	1,014	34.66%
Interest on long term borrowings	2,244	2,844	(600)	-21.10%

Total interest expense	6,182	5,768	414	7.17%

Net interest income	21,256	17,924	3,332	18.59%

Provision for (reversal of) loan losses	(300)	(650)	350	-53.85%

Net interest income after provision for (reversal of) loan losses	21,556	18,574	2,982	16.06%

Non-interest Income

Mortgage-banking revenue	1,970	1,150	820	71.30%
Real Estate Commissions	1,154	959	195	20.33%
Real Estate Management Income	527	513	14	2.73%
Other non-interest income	2,754	1,140	1,614	141.58%

Net non-interest income	6,405	3,762	2,643	70.26%

Net interest income plus non-interest income after provision for (reversal of) loan losses	27,961	22,336	5,625	25.19%

Non-Interest Expenses

Compensation and related expenses	13,359	10,719	2,640	24.63%
Net Occupancy & Depreciation	1,150	1,015	135	13.30%
Net Costs of Foreclosed Real Estate	21	166	(145)	-87.35%
Other non-interest expense	5,210	5,120	90	1.76%

Total non-interest expenses	19,740	17,020	2,720	15.98%

Income before income tax provision	8,221	5,316	2,905	54.66%

Income tax provision	2,252	2,150	102	4.75%

Net income	$5,969	$3,166	$2,803	88.55%
Net income available to common shareholders	$5,899	$2,956	$2,943	99.56%

Severn Bancorp, Inc.
Consolidated Balance Sheet
(dollars in thousands, except per share data)
(Unaudited)

	September 30, 2018	December 31, 2017	$ Change	% Change
Balance Sheet Data:

ASSETS
Cash	$2,160	$2,382	$(222)	-9.32%
Federal funds and Interest bearing deposits in other banks	89,156	19,471	$69,685	357.89%
Certificates of deposit held as investment	8,780	8,780	$-	0.00%
Investment securities available for sale, at fair value	11,950	10,119	$1,831	18.09%
Investment securities held to maturity	43,108	54,303	$(11,195)	-20.62%
Loans held for sale, at fair value	9,023	4,530	$4,493	99.18%
Loans receivable	689,712	668,151	$21,561	3.23%
Allowance for loan losses	(8,056)	(8,055)	$(1)	0.01%
Accrued interest receivable	2,689	2,640	$49	1.86%
Foreclosed real estate, net	285	403	$(118)	-29.28%
Premises and equipment, net	22,931	23,139	$(208)	-0.90%
Restricted stock investments	3,866	4,489	$(623)	-13.88%
Bank owned life insurance	5,186	5,064	$122	2.41%
Deferred income taxes, net	3,248	5,302	$(2,054)	-38.74%
Prepaid expenses and other assets	5,287	4,069	$1,218	29.93%

	$889,325	$804,787	$84,538	10.50%

LIABILITIES AND STOCKHOLDERS EQUITY
Deposits	$694,177	$602,228	$91,949	15.27%
Borrowings	73,500	88,500	(15,000)	-16.95%
Subordinated debentures	20,619	20,619	-	0.00%
Accounts payable and accrued expenses	5,149	2,340	2,809	120.04%

Total Liabilities	793,445	713,687	79,758	11.18%

Preferred stock	-	4	(4)	-100.00%
Common stock	127	122	5	4.10%
Additional paid-in capital	65,216	65,137	79	0.12%
Retained earnings	30,643	25,872	4,771	18.44%
Accumulated comprehensive income (loss)	(106)	(35)	(71)	202.86%

Total Stockholders' Equity	95,880	91,100	4,780	5.25%

	$889,325	$804,787	$84,538	10.50%

Severn Bancorp, Inc.
Selected Financial Data
(dollars in thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2018	2017	2018	2017
Per Share Data:			.
Basic earnings per share	$0.47	$0.24	$0.17	$0.10
Diluted earnings per share	$0.47	$0.24	$0.17	$0.10
Average basic shares outstanding	12,541,032	12,140,689	12,695,136	12,172,586
Average diluted shares outstanding	12,651,260	12,248,214	12,832,633	12,323,572

Performance Ratios:
Return on average assets	0.98%	0.53%	1.03%	0.63%
Return on average equity	9.03%	4.80%	8.98%	5.69%
Net interest margin	3.63%	3.25%	3.65%	3.38%
Efficiency ratio*	71.29%	77.72%	72.59%	69.79%

	September 30, 2018	December 31, 2017
Asset Quality Data:
Non-accrual loans	$5,730	$5,710
Foreclosed real estate	285	403
Total non-performing assets	6,016	6,113
Total non-accrual loans to total loans	0.8%	0.9%
Total non-accrual loans to total assets	0.6%	0.7%
Allowance for loan losses	8,056	8,055
Allowance for loan losses to total loans	1.2%	1.2%
Allowance for loan losses to total non-accrual loans	140.6%	141.1%
Total non-performing assets to total assets	0.7%	0.8%
Non-accrual troubled debt restructurings (included above)	997	819
Performing troubled debt restructurings	11,271	13,713
Loan to deposit ratio	99.4%	110.9%

*	This non-GAAP financial measure is calculated as noninterest expenses less OREO expenses divided by net interest income plus noninterest income